CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of IntelGenx Technologies Corp. of our report dated March 22, 2007 relating to our audits of the financial statements of IntelGenx Technologies Corp. (Formerly Big Flash Corporation) as of and for the years ended December 31, 2006 and 2005 appearing in this Annual Report on Form 10-KSB of IntelGenx Technologies Corp. for the year ended December 31, 2006.

Signed: RSM Richter LLP

Chartered Accountants

Montreal, Quebec
March 28, 2007